SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 18, 2007
____________________________________________________

(formerly Mediquip Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(formerly Delaware)
(State or other jurisdiction of incorporation or organization)

75-2263732
(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Deep Down, Inc. (OTCBB: DPDW) today announced audited financial results for ElectroWave USA, Inc., a Texas corporation, an electronic monitoring and control systems development company operating in the energy, military, and commercial business sectors, for the years ended December 31, 2005 and 2006.  On April 2, 2007, Deep Down announced that it acquired substantially all of the assets of ElectroWave USA, Inc., a Texas corporation.  Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc., a Nevada Corporation, to complete the acquisition.

For the period ended December 31, 2005 and 2006, ElectroWave USA, Inc. a Texas corporation had revenues of $2,816,183 and $3,284,504, respectively.  For the year ended December 31, 2006 income from operations increased $263,857 from $685 for the year ended December 31, 2005 to $264,542 for the year ended December 31, 2006.  Net income increased $239,220 from a loss of $88,521 for the year ended December 31, 2005 to positive earnings of $150,699 for the year ended December 31, 2006.

ElectroWave offers products and services in the electronic monitoring and control system markets for the energy, military, and commercial industries. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.  ElectroWave’s customers include Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, VT Halter, Atlantic Marine, New York City Department of Transportation, and others. ElectroWave’s equipment is installed on some of the latest generation United States Coast Guard and United States Navy vessels.  Current systems are in operation in the following areas: United States Gulf of Mexico, the North Sea, Baku, Vietnam, Singapore, Nigeria, Equatorial Guinea, Cameroon, Angola, India, Egypt, the United Kingdom, Russia, Brazil, Australia, Indonesia, and the Middle East.

Item 9.01. Financial Statements and Exhibits

Exhibit A                      Financial Statements of Electrowave USA, Inc.
Exhibit B                      Press Release dated June 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald Smith
Ronald Smith, President

Date: June 18, 2007

EXHIBIT A
FINANCIAL STATEMENTS OF ELECTROWAVE USA, INC.

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT 1

BALANCE SHEETS 2

STATEMENTS OF OPERATIONS 3

STATEMENTS OF CASH FLOWS 4

STATEMENT OF STOCKHOLDERS' EQUITY 5

NOTES TO THE FINANCIAL STATEMENTS 6-10

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
ELECTROWAVE (USA), INC.

We have audited the accompanying balance sheets of ELECTROWAVE (USA), INC. (a Texas corporation) as of December 31, 2006 and 2005, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ELECTROWAVE (USA), INC. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

James B. McElravy, CPA, P.C.

Houston, Texas
 June 8, 2007

ELECTROWAVE (USA), INC.
BALANCE SHEETS
For the years ended December 31, 2006 and 2005

	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$ 49,919	$ 52,255
Accounts receivable	449,089	627,455
Employee receivables	16,230	7,545
Total current assets	515,239	687,255

Fixed assets, net of accumulated depreciation	26,180	29,888
Capitalized development costs, net of amortization	270,097	270,097
Intangible costs, net of amortization	-	-
Total assets	$811,517	$ 987,241

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$388,070	$ 692,451
Credit card payables	2,517	18,641
Accrued payroll liabilities		70,934
Revolving line of credit	361,968	-
Installment loan	16,609	-
Essex-Keller loan	224,189	-
Total current liabilities	993,353	782,026

Long term debt	-	526,912
Loans from shareholders	-	10,838
Total liabilities	993,353	1,319,775

Shareholders' Equity
Common stock, $.001 par value, 1,000,000 shares authorized, 1,000 issued and outstanding	1,000	1,000
Additional paid in capital	189,147	189,147
Retained earnings	(371,983)	(522,682)
Total shareholders' equity (deficit)	(181,836)	(332,535)
Total liabilities and shareholders' deficit	$811,517	$ 987,241

See accompanying notes to financial statements

ELECTROWAVE (USA), INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2006 and 2005

	2006	2005

Revenue:
Sales	$ 3,284,504	$ 2,816,183
Total revenue	3,284,504	2,816,183

Cost of sales and services	1,922,493	1,454,226

Gross margin	1,362,011	1,361,958

General and administrative expenses	1,097,469	1,361,273

Net income (loss) from operations	264,542	685

Other income (expenses)
Interest expense	(113,843)	(97,045)
Other income		7,839

Total other income (expenses)	(113,843)	(89,206)

Net income (loss)	$ 150,699	$ (88,521)

Weighted average shares outstanding	1,000	1,000

Basic and diluted earnings per share	$ 150.70	$ (88.52)

See accompanying notes to financial statements

ELECTROWAVE (USA), INC.
STATEMENTS OF CASH FLOWS
For the years ending December 31, 2006 and 2005

	2006	2005

Cash flows from operating activities:
Net income (loss)	$150,698	$(88,523)
Adjustments to reconcile net loss with net cash used in operating activities:
Depreciation and amortization	13,565	18,502
Changes in operating assets and liabilities
Accounts receivable	178,365	(41,848)
Other operating assets	(2,747)	(2,636)
Accounts payable and accrued liabilities	(397,377)	100,366
Net cash used in operating activities:	(57,495)	(14,139)

Cash flows from investing activities:
Capital expenditures	(9,857)	(273,607)
Research and development costs	-	193,271
Net cash used in investing activities	(9,857)	(80,336)

Cash flows from financing activities:
Proceeds from issuance of notes payable and other advances	75,854	52,514
Payments on notes payable and other advances	-	(7,145)
Proceeds (repayment) of shareholder loans	(10,838)	10,838
Net cash provided by financing activities	65,016	56,208

Net increase (decrease) in cash and cash equivalents	(2,336)	(38,267)

Cash and cash equivalents at beginning of period	52,255	90,521

Cash and cash equivalents at end of period
	$ 49,919	$ 52,255

Non-cash investing and financing activity:
Reclassification of long-term debt to current	$602,766	$ -

See accompanying notes to financial statements

ELECTROWAVE (USA), INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the year ended December 31, 2006

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance as of December 31, 2005	1,000	$ 1,000	$ 189,147	$ (522,682)	$(332,535)

Net income	-	-	-	150,699	150,699

Balance at December 31, 2006	1,000	$ 1,000	$ 189,147	$ (371,983)	$(181,836)

ELECTROWAVE (USA), INC.
NOTES TO THE FINANCIAL STATEMENTS
For the years ended December 31, 2006 and 2005

Note 1: Description of Business

Electrowave (USA), Inc, (“the Company”) a Texas corporation, offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems. ElectroWave's customers include Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, VT Halter, Atlantic Marine, New York City Department of Transportation, and others. ElectroWave's equipment is installed on some of the latest generation United States Coast Guard and United States Navy vessels. Current systems are in operation in the following areas: United States Gulf of Mexico, the North Sea, Baku, Vietnam, Singapore, Nigeria, Equatorial Guinea, Cameroon, Angola, India, Egypt, the United Kingdom, Russia, Brazil, Australia, Indonesia, and the Middle East. The Company was chartered on July 22, 1999.

Note 2: Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents
The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with foreign and domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable
The Company does not provide an allowance for doubtful accounts on trade receivables.

Inventory
The Company does not carry an inventory.

Revenue Recognition
Revenue from fabrication and sale of equipment is recognized upon transfer of title to the customer (which is upon shipment or when customer-specific acceptance requirements are met). Service revenue is recognized as the service is provided.

ELECTROWAVE (USA), INC.
NOTES TO THE FINANCIAL STATEMENTS
For the years ended December 31, 2006 and 2005

Impairment of Long-Lived Assets
Long-lived assets, including property, plant and equipment, capitalized development costs, and assets held for sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Earnings per Common Share
Earnings per common share are computed based on the weighted average number of common shares outstanding during each period. There were no dilutive securities outstanding during any periods presented.

Dividends
The Company has no formal dividend policy or obligations. Dividends are paid solely at the discretion of management.

Stock Based Compensation
Effective with it’s inception, June 29, 2006, the Company accounts for stock-based compensation issued to employees and non-employees as required by SFAS No. 123(R) “Accounting for Stock Based Compensation” (“SFAS No. 123(R)”). Under these provisions, the Company records expense based on the fair value of the awards utilizing the Black-Scholes pricing model for options and warrants. There were no stock based compensation grants for the period from January 1, 2005 to December 31, 2006.

Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment”. Under this new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using a fair-value method and to recognize the expense over the service period. This new standard also changes the way in which companies account for forfeitures of share-based compensation instruments. The Company adopted the provisions of SFAS No. 123R from the date of inception, June 29, 2006.

In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertain Tax Positions” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109 “Accounting for Income Taxes”. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact, if any, of FIN 48 on our financial position and results of operations.

ELECTROWAVE (USA), INC.
NOTES TO THE FINANCIAL STATEMENTS
For the years ended December 31, 2006 and 2005

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 also responds to investors’ requests for expanded information about the extent to which company’s measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, of adopting SFAS 157 on its consolidated financial statements.

Note 3: Related Party Transaction
On April 2, 2007, Deep Down, Inc, a Delaware corporation founded in 1997 signed a definitive agreement to acquire substantially all of the assets of Electrowave.  Prior to the acquisition, Deep Down paid-off bank debt and other current debt of ElectroWave USA (Texas), along with ongoing accounts payable and received substantially all of the assets, including inventory, fixed assets, and accounts receivable. In addition, Deep Down may issue up to an aggregate of $517,000 in Convertible Preferred Stock over the next three years, as an additional contingent purchase cost, if the operations of ElectroWave reach certain financial milestones based on net income for the fiscal years ending December 31, 2007, 2008, and 2009. Such Convertible Preferred Stock, if issued in the future, would have a conversion price equal to the greater of (a) $0.50 per share, or (b) 120% of the volume weighted average price of the last reported trades for the 20 consecutive trading days immediately prior to December 31 of the respective year for which the Convertible Preferred shares are issued.

Note 4: Accounts Receivable

Management has not established an allowance for uncollectible as of December 31, 2006. The Company recorded no debt for the years ending December 31, 2006 and 2005 respectively.
As of the end of the year, all $449,089 of the company’s trade accounts receivable were with Transocean. Of that amount, $370,009 or 82% were either current or within 30 days of being so.

Note 5: Property and Equipment
Property and equipment consisted of the following as of December 31, 2006:
31-Dec-06
Computer software and equipment	$100,888
Furniture and fixtures	10,037
Vehicles and trailers	42,379
Equipment	33,472
Total	$186,776
Less: Accumulated depreciation	(160,595)
Property and equipment, net	$26,180

ELECTROWAVE (USA), INC.
NOTES TO THE FINANCIAL STATEMENTS
For the years ended December 31, 2006 and 2005

Depreciation expense was $13,565 for the ending December 31, 2006.
Note 6: Concentrations
The Company maintains cash balances at one bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company had no uninsured cash balances at December 31, 2006.
For the year ending  December 31, 2006, three of the Company’s customers accounted for 60.7%,  19.6%, and  6.3% of total revenues  respectively. At the end of 2006, one customer accounted for all the outstanding accounts receivable.
Note 7: Long-Term Debt
At December 31, 2006 long-term debt consisted of the following:
31-Dec-06
Essex-Keller loan, Unpaid from prior factoring line, accruing at a rate of 3% per month on unpaid balance	$224,189

Note payable with a bank, monthly principal and
interest payments, interest fixed at 6.5%, secured by motor vehicle	16,609

Coastal Bank, receivables line of credit at the Prime Rate plus 1%	361,968

Total	602,766
Current portion of long-term debt	602,766
Long-term debt, net of current portion	-

An examination of the underlying documents for each loan indicates that all amounts owed are either presently due or due within one year or less. Consequently, the entire balance of each amount has been reclassified as a current liability.
Note 8: Income Taxes
Deferred tax assets (liabilities) at December 31, 2006 are not significant.

ELECTROWAVE (USA), INC.
NOTES TO THE FINANCIAL STATEMENTS
For the years ended December 31, 2006 and 2005

Note 9: Preferred Stock
The Company has no issued or authorized preferred stock.

Note 10: Commitments and Contingencies

Litigation
The Company is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, the Company is not currently involved in any legal proceedings.

Operating Leases
The Company leases office space only, Rent expense totaled $34,152 for the year ended December 31, 2006.

Note 11: Fair Value of Financial Instruments

The estimated fair value of the Company’s financial instruments is as follows at December 31, 2006:
Cash and equivalents, accounts receivable and accounts payable - The carrying amounts approximated fair value due to the short-term maturity of these instruments.

Long-term debt - The fair value closely approximates the carrying value of the Company’s debt instruments.

Note 12: Subsequent Events

Acquisition of ElectroWave
 On April 2, 2007, the Company entered an Asset Purchase Agreement with DeepDown, Inc. (“Deep Down”) a Delaware corporation that provided for the acquisition of substantially all of the assets of ElectroWave. The Company formed a wholly-owned subsidiary, ElectroWave USA, Inc., a Nevada Corporation, to complete the acquisition. Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilical, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.

 EXHIBIT B
PRESS RELEASE DATED JUNE 18, 2007-06-18

NEWS RELEASE

June 18, 2007	OTC BB: DPDW

DEEP DOWN ANNOUNCES AUDITED FINANCIALS FOR ELECTROWAVE

HOUSTON, TX – June 18, 2007 – Deep Down, Inc. (OTCBB: DPDW) today announced audited financial results for ElectroWave USA, Inc., a Texas corporation, an electronic monitoring and control systems development company operating in the energy, military, and commercial business sectors, for the years ended December 31, 2005 and 2006.  On April 2, 2007, Deep Down announced that it acquired substantially all of the assets of ElectroWave USA, Inc., a Texas corporation.  Deep Down formed a wholly-owned subsidiary, ElectroWave USA, Inc., a Nevada Corporation, to complete the acquisition.

For the period ended December 31, 2005 and 2006, ElectroWave USA, Inc. a Texas corporation had revenues of $2,816,183 and $3,284,504, respectively.  Income from operations increased $263,857 from $685 for the year ended December 31, 2005 to $264,542 for the year ended December 31, 2006.  Net income increased $239,220 from a loss of $88,521 for the year ended December 31, 2005 to positive earnings of $150,699 for the year ended December 31, 2006.

ElectroWave offers products and services in the electronic monitoring and control system markets for the energy, military, and commercial industries. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.  ElectroWave’s customers include Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, VT Halter, Atlantic Marine, New York City Department of Transportation, and others. ElectroWave’s equipment is installed on some of the latest generation United States Coast Guard and United States Navy vessels.  Current systems are in operation in the following areas: United States Gulf of Mexico, the North Sea, Baku, Vietnam, Singapore, Nigeria, Equatorial Guinea, Cameroon, Angola, India, Egypt, the United Kingdom, Russia, Brazil, Australia, Indonesia, and the Middle East.

About Deep Down, Inc.

Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication, and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilicals, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.  The Company’s ElectroWave subsidiary offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.

The Company’s strategy is to consolidate service providers to the offshore industry, as well as designers and manufacturers of subsea, surface, and offshore rig equipment used by major, independent, and foreign national oil and gas companies in deep-water exploration and production of oil and gas throughout the world.  Deep Down’s customers include BP Petroleum, Royal Dutch Shell, Exxon Mobil Corporation, Devon Energy Corporation, Chevron Corporation, Anadarko Petroleum Corporation, Marathon Oil Corporation, Kerr-McGee Corporation, Nexen Inc., BHP, Amerada Hess, Helix, Oceaneering International, Inc., Subsea 7, Inc., Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, Acergy, Veolia Environmental Services, Noble Energy Inc., Aker Kvaerner, Cameron, Oil States, Dril-Quip, Inc., Nexans, Cabett, JDR, and Duco, among others.  For further company information, please visit www.deepdowninc.com and www.electrowaveusa.com

One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Deep Down urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.

For Further Information

Steven Haag, Investor Relations

ir@deepdowninc.com

281-862-2201 (O)
281-862-2522 (F)
www.deepdowninc.com